Exhibit 99.1

Strategic Education, Inc. Reports Third Quarter 2018 Results; Strong Enrollment Growth at Both Strayer University and Capella University

HERNDON, Va.--(BUSINESS WIRE)--November 8, 2018--Strategic Education, Inc. (SEI) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2018.

Karl McDonnell, Chief Executive Officer of SEI said, “We are pleased with the positive momentum we are seeing across the organization as we continue to work through a successful merger integration. SEI’s strong performance in Q3 2018, including strong new enrollment growth at both Strayer University and Capella University, continues to demonstrate our organization’s ability to execute. Our new scale and capabilities allow us to serve students and employers better as we continue to focus on cost and revenue synergies. SEI is now even better positioned to be a national leader in education innovation.”

STRATEGIC EDUCATION, INC. CONSOLIDATED RESULTS
Three Months Ended September 30

[Note: Strategic Education, Inc.’s financial results for any periods ended prior to August 1, 2018 do not include the financial results of Capella Education Company, and are therefore not directly comparable.]

  Revenue increased 48.3% to $160.9 million compared to $108.5 million for the same period in 2017. Revenue in 2018 includes a purchase accounting adjustment of $26.2 million to reflect Capella University deferred revenue at fair value. Adjusted revenue, which is a non-GAAP financial measure and excludes the aforementioned deferred revenue adjustment, increased 72.5% to $187.2 million compared to $108.5 million for the same period in 2017. For more details on non-GAAP financial measures, refer to the information on pages 8 through 12.
  The Company reported a loss from operations of $57.1 million, compared to income of $8.2 million for the same period in 2017. Loss from operations in 2018 includes the aforementioned deferred revenue adjustment, $10.3 million of amortization expense related to assets acquired in the merger with Capella Education Company, $29.6 million in costs associated with the merger with Capella Education Company, and a $13.1 million noncash charge resulting from the impairment of intangible assets associated with The New York Code + Design Academy. Income from operations in 2017 included $3.4 million in costs associated with the merger with Capella Education Company, and a $5.5 million noncash benefit associated with the reduction in value of contingent consideration payable to the sellers of The New York Code + Design Academy. Adjusted income from operations was $22.1 million in 2018 compared to $6.1 million for the same period in 2017. The adjusted operating income margin was 11.8% compared to 5.6% for the same period in 2017.
  Net loss, which includes the adjustments described above and certain tax benefits, including the effects of the new lower federal income tax rate, was $52.8 million in 2018 compared to net income of $6.2 million in 2017. Adjusted net income was $16.9 million compared to adjusted net income of $3.8 million for the same period in 2017.
  Earnings before interest, taxes, depreciation, and amortization (EBITDA) was a loss of $38.7 million in 2018 compared to earnings of $13.0 million in 2017. Adjusted EBITDA was $34.0 million compared to $14.2 million for the same period in 2017.
  Loss per share was $2.97 compared to diluted earnings per share of $0.56 for the same period in 2017. Adjusted diluted earnings per share increased to $0.92 from $0.34 for the same period in 2017. Diluted weighted average shares outstanding increased to 18,480,000 from 11,210,000 for the same period in 2017.

Strayer University Segment Highlights

  The Strayer University segment is comprised of Strayer University, including its programs offered through the Jack Welch Management Institute.
  For the third quarter, student enrollment at Strayer University increased 9.0% to 45,431 compared to 41,679 for the same period in 2017. New student enrollment for the period increased 11.9% and continuing student enrollment for the period increased 8.3%.
  Revenue increased 6.7% to $114.5 million compared to $107.3 million for the same period in 2017, driven by higher summer term enrollment offset by lower revenue-per-student.
  Income from operations increased to $11.9 million from $8.1 million for the same period in 2017. The operating income margin was 10.4%, compared to 7.5% for the same period in 2017.
  Strayer University opened its second new campus for 2018 in Montgomery, Alabama. The University is on track to open two additional new campuses by the end of 2018.

Capella University Segment Highlights

[Note: Capella University’s financial results are for the period from August 1, 2018 through September 30, 2018.]

  The Capella University segment consists solely of Capella University.
  For the third quarter, student enrollment at Capella University increased 1.6% to 37,822 compared to 37,223 for the same period in 2017. New student enrollment for the period increased 13.2% and continuing student enrollment for the period decreased 0.8%.
  FlexPath continued to be the most significant driver of new and total enrollment growth in the third quarter of 2018, and is now 26% of Capella University’s bachelor’s and master’s degrees total enrollment.
  Revenue was $43.8 million in the third quarter of 2018 and reflects higher enrollment and a slight increase in revenue-per-learner. Revenue in the third quarter of 2018 includes a purchase accounting adjustment of $26.2 million to reflect deferred revenue at fair value, in connection with the merger. Excluding this purchase accounting adjustment, Capella University revenue was $70.0 million.
  Loss from operations was $14.3 million in the third quarter of 2018, which includes the impact from the aforementioned deferred revenue adjustment. Adjusted income from operations was $11.9 million in the third quarter of 2018, and the adjusted operating income margin was 17.0%.
  The Company is currently planning to open Capella University learner support centers, pending regulatory notification and approval, in Orlando, Florida, and Atlanta, Georgia in 2019.

Non-Degree Programs Segment Highlights

  The non-degree programs segment includes The New York Code + Design Academy, Hackbright Academy, DevMountain, and Sophia.
  For the third quarter, revenue increased to $2.7 million from $1.2 million for the same period in 2017, primarily due to the inclusion of revenue from DevMountain, Hackbright Academy, and Sophia.
  Loss from operations was $1.7 million in 2018 compared to a loss of $1.9 million in the same period in 2017.

BALANCE SHEET AND CASH FLOW

At September 30, 2018, Strategic Education, Inc. had cash, cash equivalents, and marketable securities of $347.8 million and no debt. For the first nine months of 2018, cash used in operations was $14.6 million compared to cash provided by operations of $44.4 million for the same period in 2017. The decrease in cash flow from operations was primarily due to cash payments of costs related to the merger with Capella Education Company. Capital expenditures for the first nine months of 2018 were $16.0 million compared to $14.6 million for the same period in 2017. Capital expenditures for the year 2018 are expected to be between $25 million and $26 million.

The Company had $70 million of share repurchase authorization remaining at September 30, 2018. No shares were repurchased in the third quarter of 2018.

For the third quarter of 2018, consolidated bad debt expense as a percentage of revenue was 6.1%, or 5.3% of adjusted revenue, compared to 4.9% for the same period in 2017.

COMMON STOCK CASH DIVIDEND

SEI announced today that it declared a regular, quarterly cash dividend of $0.50 per share of common stock. This dividend will be paid on December 17, 2018 to shareholders of record as of December 3, 2018.

CONFERENCE CALL WITH MANAGEMENT

SEI will host a conference call to discuss its third quarter 2018 earnings results at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 ten minutes prior to the start time. In addition, the call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section.

About SEI

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to enabling economic mobility with education. We serve working adult students through a range of educational opportunities that include: Strayer University and Capella University (separate institutions that are each regionally accredited), which collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs; a Top-25 Princeton Review-ranked online MBA program through the Jack Welch Management Institute at Strayer University; self-paced courses for college credit through Sophia; customized degrees for corporations through Degrees@Work; and non-degree web and mobile application development courses through DevMountain, Generation Code, Hackbright Academy, and The New York Code + Design Academy. These programs help our students prepare for success in today’s jobs and find a path to bettering their lives.

Forward Looking Statements

This communication contains certain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “outlook,” “plan,” “project,” or similar words and may include statements with respect to, among other things, future events or the future financial performance of SEI, the anticipated benefits of the merger, including estimated synergies; SEI’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. The statements are based on SEI’s current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, SEI has identified important factors that could cause SEI’s actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include:

  the risk that the benefits of the merger, including expected synergies, may not be fully realized or may take longer to realize than expected;
  the risk that the merger may not advance the combined company’s business strategy and growth strategy;
  the risk that the combined company may experience difficulty integrating employees or operations;
  the potential diversion of management’s attention resulting from the merger;
  the pace of growth of student enrollment;
  our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements;
  rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions;
  competitive factors;
  risks associated with the opening of new campuses;
  risks associated with the offering of new educational programs and adapting to other changes;
  risks relating to the timing of regulatory approvals;
  our ability to implement our growth strategy;
  risks associated with the ability of our students to finance their education in a timely manner; and
  general economic and market conditions.

Many of these risks, uncertainties and assumptions are beyond SEI’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to SEI on the date they are made, and SEI undertakes no obligation to update or revise forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements.

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2018	2017	2018
Revenues	$108,512	$160,945	$336,144	$392,082
Costs and expenses:
Instruction and educational support	59,755	93,290	184,821	221,756
Marketing	26,756	46,165	64,700	87,402
Admissions advisory	4,828	9,789	14,323	19,074
General and administration	11,053	15,811	35,877	38,092
Amortization of intangible assets	-	10,278	-	10,278
Merger costs	3,414	29,620	3,414	37,791
Fair value adjustments and impairment of intangible assets	(5,518)	13,119	(7,512)	19,304
Total costs and expenses	100,288	218,072	295,623	433,697
Income (loss) from operations	8,224	(57,127)	40,521	(41,615)
Other income	141	1,110	256	1,846
Income (loss) before income taxes	8,365	(56,017)	40,777	(39,769)
Provision (benefit) for income taxes	2,138	(3,236)	13,670	(1,643)
Net income (loss)	$6,227	$(52,781)	$27,107	$(38,126)

Earnings (loss) per share:
Basic	$0.58	$(2.97)	$2.54	$(2.90)
Diluted	$0.56	$(2.97)	$2.43	$(2.90)

Weighted average shares outstanding:
Basic	10,701	17,799	10,671	13,141
Diluted	11,210	18,480	11,174	13,724

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	December 31,	September 30,
	2017	2018
ASSETS
Current assets:
Cash and cash equivalents	$155,933	$276,382
Marketable securities, current	-	38,139
Tuition receivable, net	23,122	52,527
Income taxes receivable	-	6,995
Other current assets	11,293	17,367
Total current assets	190,348	391,410
Property and equipment, net	73,763	124,613
Marketable securities, non-current	-	33,324
Deferred income tax assets	24,452	-
Intangible assets, net	7,260	342,477
Goodwill	20,744	730,729
Other assets	4,711	23,143
Total assets	$321,278	$1,645,696

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$46,177	$78,092
Income taxes payable	1,038	-
Contract liabilities	21,851	38,025
Total current liabilities	69,066	116,117
Deferred income tax liabilities	-	71,126
Other long-term liabilities	43,015	50,123
Total liabilities	112,081	237,366
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 11,167,425 and 21,707,599 shares issued and outstanding at December 31, 2017 and September 30, 2018, respectively	112	217
Additional paid-in capital	47,079	1,301,228
Accumulated other comprehensive income (loss)	-	(22)
Retained earnings	162,006	106,907
Total stockholders' equity	209,197	1,408,330
Total liabilities and stockholders' equity	$321,278	$1,645,696

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Nine Months Ended September 30,
	2017	2018
Cash flows from operating activities:
Net income (loss)	$27,107	$(38,126)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of gain on sale of assets	(133)	-
Amortization of deferred rent	(1,351)	(1,362)
Amortization of deferred financing costs	197	209
Amortization of investment discount/premium	-	132
Depreciation and amortization	13,718	29,107
Deferred income taxes	(3,728)	(4,443)
Stock-based compensation	8,569	11,781
Fair value adjustments and impairment of intangible assets	(7,512)	19,304
Changes in assets and liabilities:
Tuition receivable, net	(454)	8,227
Other current assets	(2,155)	2,223
Other assets	1,200	(581)
Accounts payable and accrued expenses	9,711	(8,949)
Income taxes payable and income taxes receivable	(4,401)	(7,868)
Contract liabilities	5,386	(21,946)
Other long-term liabilities	(1,786)	(2,355)
Net cash provided by (used in) operating activities	44,368	(14,647)

Cash flows from investing activities:
Net cash acquired in acquisition	-	168,387
Purchases of property and equipment	(14,573)	(16,028)
Purchases of marketable securities	-	(11,346)
Maturities of marketable securities	-	5,842
Investments in partnership interests	-	(167)
Net cash (used in) provided by investing activities	(14,573)	146,688

Cash flows from financing activities:
Common dividends paid	(8,561)	(16,802)
Net proceeds from exercise of stock options	-	6,831
Taxes paid for restricted stock units	-	(459)
Payment of deferred financing costs	-	(1,162)
Net cash used in financing activities	(8,561)	(11,592)
Net increase in cash, cash equivalents, and restricted cash	21,234	120,449
Cash, cash equivalents, and restricted cash - beginning of period	129,758	156,448
Cash, cash equivalents, and restricted cash - end of period	$150,992	$276,897

Noncash transactions:
Purchases of property and equipment included in accounts payable	$749	$2,975

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(Amounts in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Revenues
Strayer	$107,321	$114,471	$332,094	$343,644
Capella	-	43,792	-	43,792
Non-Degree Programs	1,191	2,682	4,050	4,646
Consolidated revenues	$108,512	$160,945	$336,144	$392,082

Income (loss) from operations
Strayer	$8,069	$11,904	$43,072	$44,215
Capella	-	(14,326)	-	(14,326)
Non-Degree Programs	(1,949)	(1,688)	(6,649)	(4,131)
Amortization of intangible assets	-	(10,278)	-	(10,278)
Merger costs	(3,414)	(29,620)	(3,414)	(37,791)
Fair value adjustments and impairment of intangible assets	5,518	(13,119)	7,512	(19,304)
Consolidated income (loss) from operations	$8,224	$(57,127)	$40,521	$(41,615)

Non-GAAP Financial Measures
In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for income from operations, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of its ongoing operations before the impact of certain items described below. These measures are Adjusted Income from Operations, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Income from Operations, Adjusted Net Income, and Adjusted EPS to exclude (1) a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company, (2) amortization expense related to intangible assets associated with the Company’s merger with Capella Education Company, (3) transaction and integration costs associated with the Company’s merger with Capella Education Company, (4) fair value adjustments to the value of contingent consideration, and impairment charges for intangible assets related to the Company's acquisition of The New York Code + Design Academy, and (5) discrete tax adjustments utilizing adjusted annual effective income tax rates of 27.1% and 38.8% for 2018 and 2017, respectively. We define EBITDA as net income before provision (benefit) for income taxes, other income, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude the amounts in (1), (3), and (4) above, and stock-based compensation expense. These non-GAAP measures are reconciled to the most directly comparable GAAP measures on pages 9 through 12. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
NON-GAAP UNAUDITED ADJUSTING STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the Three Months Ended September 30, 2018
		Non-GAAP Adjustments
	As Reported (GAAP)	Deferred Revenue Adjustment (1)	Amortization of Intangible Assets (2)	Merger Costs (3)	Fair Value Adjustments and Impairment of Intangible Assets (4)	Other Tax Adjustments (5)	As Adjusted (Non-GAAP)
Revenues	$160,945	$26,214	$-	$-	$-	$-	$187,159
Costs and expenses:
Instruction and educational support	93,290	-	-	-	-	-	93,290
Marketing	46,165	-	-	-	-	-	46,165
Admissions advisory	9,789	-	-	-	-	-	9,789
General and administration	15,811	-	-	-	-	-	15,811
Amortization of intangible assets	10,278	-	(10,278)	-	-	-	-
Merger costs	29,620	-	-	(29,620)	-	-	-
Fair value adjustments and impairment of intangible assets	13,119	-	-	-	(13,119)	-	-
Total costs and expenses	218,072	-	(10,278)	(29,620)	(13,119)	-	165,055
Income (loss) from operations	(57,127)	26,214	10,278	29,620	13,119	-	22,104
Other income	1,110	-	-	-	-	-	1,110
Income (loss) before income taxes	(56,017)	26,214	10,278	29,620	13,119	-	23,214
Provision (benefit) for income taxes	(3,236)	7,104	2,785	7,275	542	(8,179)	6,291
Net income (loss)	$(52,781)	$19,110	$7,493	$22,345	$12,577	$8,179	$16,923

Earnings (loss) per share:
Basic	$(2.97)						$0.95
Diluted	$(2.97)						$0.92

Weighted average shares outstanding:
Basic	17,799						17,799
Diluted	18,480						18,480

	For the Three Months Ended September 30, 2017
		Non-GAAP Adjustments
	As Reported (GAAP)	Deferred Revenue Adjustment (1)	Amortization of Intangible Assets (2)	Merger Costs (3)	Fair Value Adjustments and Impairment of Intangible Assets (4)	Other Tax Adjustments (5)	As Adjusted (Non-GAAP)
Revenues	$108,512	$-	$-	$-	$-	$-	$108,512
Costs and expenses:
Instruction and educational support	59,755	-	-	-	-	-	59,755
Marketing	26,756	-	-	-	-	-	26,756
Admissions advisory	4,828	-	-	-	-	-	4,828
General and administration	11,053	-	-	-	-	-	11,053
Amortization of intangible assets	-	-	-	-	-	-	-
Merger costs	3,414	-	-	(3,414)	-	-	-
Fair value adjustments and impairment of intangible assets	(5,518)	-	-	-	5,518	-	-
Total costs and expenses	100,288	-	-	(3,414)	5,518	-	102,392
Income (loss) from operations	8,224	-	-	3,414	(5,518)	-	6,120
Other income	141	-	-	-	-	-	141
Income (loss) before income taxes	8,365	-	-	3,414	(5,518)	-	6,261
Provision (benefit) for income taxes	2,138	-	-	1,349	-	(1,014)	2,473
Net income (loss)	$6,227	$-	$-	$2,065	$(5,518)	$1,014	$3,788

Earnings per share:
Basic	$0.58						$0.35
Diluted	$0.56						$0.34

Weighted average shares outstanding:
Basic	10,701						10,701
Diluted	11,210						11,210

(1)	Reflects a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company.
(2)	Reflects amortization expense related to intangible assets associated with the Company's merger with Capella Education Company.
(3)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(4)	Reflects adjustments to the value of contingent consideration of $5.5 million in 2017, and an impairment of intangible assets of $13.1 million in 2018, related to the Company's acquisition of The New York Code + Design Academy.
(5)	Reflects discrete tax adjustments related to the vesting of stock awards and other adjustments, utilizing an adjusted annual effective tax rate of 27.1% and 38.8% for 2018 and 2017, respectively.

STRATEGIC EDUCATION, INC.
NON-GAAP UNAUDITED ADJUSTING SEGMENT REPORTING
(Amounts in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Revenues
Strayer	$107,321	$114,471	$332,094	$343,644
Capella	-	43,792	-	43,792
Non-Degree Programs	1,191	2,682	4,050	4,646
Consolidated revenues	108,512	160,945	336,144	392,082

Adjustments to deferred revenues
Strayer	-	-	-	-
Capella	-	26,214	-	26,214
Non-Degree Programs	-	-	-	-
Total adjustments to deferred revenues	-	26,214	-	26,214

Adjusted revenues by segment
Strayer	107,321	114,471	332,094	343,644
Capella	-	70,006	-	70,006
Non-Degree Programs	1,191	2,682	4,050	4,646
Adjusted consolidated revenues	$108,512	$187,159	$336,144	$418,296

Income (loss) from operations
Strayer	$8,069	$11,904	$43,072	$44,215
Capella	-	(14,326)	-	(14,326)
Non-Degree Programs	(1,949)	(1,688)	(6,649)	(4,131)
Amortization of intangible assets	-	(10,278)	-	(10,278)
Merger costs	(3,414)	(29,620)	(3,414)	(37,791)
Fair value adjustments and impairment of intangible assets	5,518	(13,119)	7,512	(19,304)
Consolidated income (loss) from operations	8,224	(57,127)	40,521	(41,615)

Adjustments to consolidated income (loss) from operations
Deferred revenue adjustment	-	26,214	-	26,214
Amortization of intangible assets	-	10,278	-	10,278
Merger costs	3,414	29,620	3,414	37,791
Fair value adjustments and impairment of intangible assets	(5,518)	13,119	(7,512)	19,304
Total adjustments to consolidated income (loss) from operations	(2,104)	79,231	(4,098)	93,587

Adjusted income (loss) from operations by segment
Strayer	8,069	11,904	43,072	44,215
Capella	-	11,888	-	11,888
Non-Degree Programs	(1,949)	(1,688)	(6,649)	(4,131)
Total adjusted income (loss) from operations	$6,120	$22,104	$36,423	$51,972

STRATEGIC EDUCATION, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(Amounts in thousands)

	For the Three Months Ended September 30,
	2017	2018
Net income (loss)	$6,227	$(52,781)
Provision (benefit) for income taxes	2,138	(3,236)
Other income	(141)	(1,110)
Depreciation and amortization	4,743	18,457
EBITDA (1)	12,967	(38,670)
Stock-based compensation	2,915	3,572
Merger costs (2)	3,414	29,620
Fair value adjustments and impairment of intangible assets (3)	(5,078)	13,246
Deferred revenue adjustment (4)	-	26,214
Adjusted EBITDA (1)	$14,218	$33,982

(1)	Denotes non-GAAP financial measures. Please see page 8 for more detail regarding these adjustments and management's reasons for providing this information.
(2)	Reflects transaction and integration charges associated with the Company's merger with Capella Education Company.
(3)	Reflects adjustments to the value of purchase consideration, and charges for the impairment of intangible assets of $13.1 million in 2018 related to the Company's acquisition of The New York Code + Design Academy.
(4)	Reflects a purchase accounting adjustment to record Capella University deferred revenue at fair value as a result of the Company's merger with Capella Education Company.

CONTACT:
Strategic Education, Inc.
Terese Wilke
Manager, Investor Relations
612-977-6331
terese.wilke@strategiced.com